EXHIBIT 21

                           MGIC INVESTMENT CORPORATION

               DIRECT AND INDIRECT SUBSIDIARIES AND JOINT VENTURES
                       OF MGIC INVESTMENT CORPORATION(1 )


         1.          MGIC Assurance Corporation

         2.          MGIC Credit Assurance Corporation

         3.          MGIC Indemnity Corporation

         4.          MGIC Insurance Services Corporation

         5.          MGIC Investor Services Corporation

         6.          MGIC Mortgage Insurance Corporation

         7.          MGIC Mortgage Marketing Corporation

         8.          MGIC Mortgage and Consumer Asset I LLC

         9.          MGIC Mortgage and Consumer Asset II LLC

        10.          MGIC Mortgage Reinsurance Corporation

        11.          MGIC Mortgage Securities Corporation

        12.          MGIC Reinsurance Corporation

        13.          MGIC Reinsurance Corporation of Vermont

        14.          MGIC Reinsurance Corporation of Wisconsin

        15.          MGIC Residential Reinsurance Corporation

        16.          MGIC Surety Corporation

        17.          Mortgage Guaranty Insurance Corporation

        18.          eMagic.com LLC

        19.          Credit-Based Asset Servicing and Securitization LLC(2)

        20.          Sherman Financial Group LLC(2)

The names of certain less than 50% owned persons that would not in the aggregate be a significant subsidiary are omitted.


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(1)    Except as otherwise noted in Footnote 1, all companies listed are 100%
       directly or indirectly owned by the registrant and all are incorporated in Wisconsin.
(2)    Less than 50% owned and organized under Delaware law.